MGP INGREDIENTS REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Full year consolidated sales increased 58.5% from prior year period
Full year operating income increased 133.0%

ATCHISON, Kan., February 24, 2022 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits and specialty food ingredients, today reported results for the fourth quarter and full year ended December 31, 2021.

2021 fourth quarter consolidated results compared to 2020 fourth quarter
•Sales increased 65.3% to $166.8 million, as a result of sales growth in each of the reporting segments.
•Gross profit increased 66.3% to $52.8 million, representing 31.6% of consolidated sales.
•Operating income increased 191.6% to $45.3 million; adjusted operating income increased 70.5% to $29.0 million.
•Adjusted EBITDA increased 67.5% to $34.5 million.
•Fully diluted earnings per share ("EPS") increased to $1.40 per share from $0.69 per share; fully diluted adjusted EPS increased to $0.87 per share from $0.75 per share.

2021 full year consolidated results compared to 2020 full year
•Sales increased 58.5% to $626.7 million, due to strong growth in each of the reporting segments.
•Gross profit increased 101.4% to a record $199.0 million, representing 31.7% of consolidated sales, due to strong growth in each of the reporting segments.
•Adjusted gross profit increased 103.9% to a record $201.5 million, representing 32.2% of consolidated sales.
•Operating income increased 133.0% to $126.4 million; adjusted operating income increased 112.8% to $121.5 million.
•Adjusted EBITDA increased 99.4% to $141.0 million.
•Fully diluted EPS increased to $4.34 per share compared to $2.37 per share in 2020; fully diluted adjusted EPS increased to $4.24 per share from $2.51 per share.

“Our record performance this year demonstrated the strength of our business model and the value each of our segments bring to our global customer base and was bolstered by the synergistic effects of the Luxco acquisition,” said David Colo, president and CEO of MGP Ingredients. “New distillate and aged whiskey sales experienced another solid year which drove a 28.4% increase in premium beverage alcohol sales for the year. Specialty ingredients sales posted strong double-digit growth this year, resulting in a 16.1% increase in segment sales, and represents another record year for our Ingredient Solutions segment. Looking ahead to 2022, we will continue to build on our established track record of providing differentiated products and services to our customers. We remain confident in MGP’s ability to deliver sustainable, long-term growth.”

Distillery Products Segment
For the fourth quarter of 2021, Distillery Products segment sales increased 3.3% to $82.5 million, reflecting a 1.8% increase in sales of premium beverage alcohol, primarily due to higher new distillate American Whiskey and white goods sales. Gross profit increased to $26.9 million, or 32.6% of segment sales, compared to $26.0 million, or 32.5% of segment sales in the fourth quarter 2020.

For the full year 2021, Distillery Products segment sales increased 12.5% to $352.5 million, primarily due to higher aged whiskey and new distillate sales. Gross profit increased to $114.1 million, or 32.4% of segment sales, compared to $75.8 million, or 24.2% of segment sales in 2020.

“Strong consumer demand for our American Whiskey products continues to drive meaningful sales for premium beverage alcohol,” said Colo. “Our impressive gross profit results highlight the long-term value of our aging whiskey inventory and is augmented by our ability to create new relationships and develop partnerships with existing customers. We remain focused on being proactive to attract additional aged whiskey and new distillate customers across each customer type.”

Branded Spirits Segment
In the fourth quarter of 2021, sales for the Branded Spirits segment totaled $61.0 million, primarily due to the Luxco acquisition. Gross profit increased to $20.9 million, or 34.3% of segment sales.

For the full year 2021, Branded Spirits segment sales totaled $183.6 million. Gross profit increased to $62.6 million, or 34.1% of segment sales. Excluding the non-recurring impact of a purchase accounting adjustment related to the Luxco acquisition, gross margin totaled 35.5% for the year.

“Our strong Branded Spirits segment results for the quarter and year continued to benefit from the accelerated Luxco integration efforts by the organization,” commented Colo. “Growth in our American Whiskey and Tequila offerings contributed to the solid results for the quarter and year. We believe consumer demand for our expansive family of brands and spirits will continue to position us well for incremental growth.”

Ingredient Solutions Segment
For the fourth quarter of 2021, Ingredient Solutions segment sales increased 15.2% to $23.4 million. Gross profit totaled to $5.0 million, representing 21.2% of segment sales, compared to $5.3 million, or 26.3% of segment sales in the fourth quarter 2020.

For the full year 2021, Ingredient Solutions segment sales increased 16.1% to $90.7 million, driven by higher sales of specialty wheat starches and specialty wheat proteins. Gross profit increased to $22.2 million, or 24.5% of segment sales, compared to $20.8 million, or 26.7% of segment sales in the prior year period.

"Ingredient Solutions again finished the year with great momentum, as our specialty wheat starches and proteins business lines contributed to another strong quarter," Colo continued. "We remain pleased with our diverse customer base and ability to further optimize the product mix and channels to drive additional profitability."

Other
MGP experienced a fire at the Atchison facility during the fourth quarter 2020. During the quarter, the Company received a final settlement from its insurance carrier, $16.3 million of which was for the damaged dryer. The Company has completed construction of a replacement drying system, which became operational during the fourth quarter of 2021.

Corporate selling, general and administrative ("SG&A") expenses for the fourth quarter 2021, inclusive of advertising and promotion expenses, increased to $23.8 million, primarily driven by the assumption of Luxco SG&A expenses, which were partially offset by lower incentive compensation expenses. For the full year 2021, corporate SG&A expenses, inclusive of advertising and promotion expenses, increased to $88.9 million due to the assumption of Luxco expenses and one-time acquisition related costs.

The corporate effective tax rate for the fourth quarter 2021 was 26.8% compared with 23.7% a year ago. The corporate effective tax rate for the full year 2021 was 25.0% compared with 23.3% in 2020.

Fully diluted EPS increased to $1.40 for the fourth quarter 2021, compared to $0.69 for the fourth quarter 2020. Fourth quarter 2021 fully diluted adjusted EPS increased to $0.87 per share from $0.75 per share, as compared to the prior year period. For the full year 2021, fully diluted EPS increased to $4.34, compared to $2.37 for the prior year period. Fully diluted adjusted EPS for the full year 2021 increased to $4.24 per share from $2.51 per share, as compared to the prior year period.

2022 Outlook
MGP is offering the following increased consolidated guidance for fiscal 2022:
•Sales are projected to be in the range of $690 million to $715 million.
•Adjusted EBITDA is expected to be in the range of $150 million to $157 million.
•Basic adjusted earnings per share are forecasted to be in the $4.15 to $4.35 range, with basic weighted average shares outstanding expected to be approximately 22.0 million at year end.
•Fully diluted adjusted earnings per share are forecasted to be in the $3.95 to $4.10 range, with fully diluted weighted average shares outstanding expected to be approximately 24.1 million at year end.

Conclusion
"We are very pleased with the momentum we ended the fiscal year on and believe we are well positioned to execute and deliver against our long-term growth strategy in fiscal 2022," Colo continued. “As a result of the continued demand we have been experiencing in each of our three business segments, we recently announced expansionary projects totaling approximately $33 million over the next two years. We are committed to leveraging the strong foundation we’ve established over the years to position MGP for sustainable long-term growth,” concluded Colo.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With U.S. distilleries in Kentucky, Indiana, Kansas, and Washington D.C., and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from five distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced; and the Washington, D.C.-based Green Hat Distillery, producer of the Green Hat family of gins. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the recent acquisition of Luxco, Inc. and its affiliates ("Luxco"), anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the satisfaction of the conditions to closing the transaction to acquire Luxco in the anticipated timeframe or at all; (ii) the failure to obtain necessary regulatory approvals related to the acquisition of Luxco; (iii) the ability to realize the anticipated benefits of the acquisition of Luxco; (iv) the ability to successfully integrate the businesses; (v) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; (vi) significant transaction costs and unknown liabilities;(vii) litigation or regulatory actions related to the proposed acquisition of Luxco, and (viii) the financing of the acquisition of Luxco. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Indiana facility, or any Luxco facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted operating income, adjusted income before taxes, adjusted net income, adjusted MGP earnings, basic and diluted adjusted earnings per share, and adjusted EBITDA. The presentation of non-GAAP financial measures should be reviewed in conjunction with operating income, income before taxes, net income, net income attributable to common shareholders and basic and diluted earnings per share computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Adjusted Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended December 31, 2020	$15,543
Increase in gross profit - Branded Spirits segment	20,447	131.6	pp(a)
Increase in gross profit - Distillery Products segment	953	6.1	pp
Decrease in gross profit - Ingredient Solutions segment	(378)	(2.4)	pp
Increase in insurance recoveries	16,325	105.0	pp
Increase in Advertising and promotion expenses	(5,332)	(34.3)	pp
Increase in selling general and administrative expenses	(2,242)	(14.4)	pp
Operating income for quarter ended December 31, 2021	$45,316	191.6%

Operating income, year versus year	Operating Income	Change
Operating income for year ended December 31, 2020	$54,241
Increase in gross profit - Branded Spirits segment	60,457	111.5	pp(a)
Increase in gross profit - Distillery Products segment	38,333	70.7	pp
Increase in gross profit - Ingredient Solutions segment	1,369	2.5	pp
Increase in Insurance recoveries	16,325	30.1	pp
Increase in Advertising and promotion expenses	(13,386)	(24.7)	pp
Increase in SG&A expenses	(30,976)	(57.1)	pp
Operating income for year ended December 31, 2021	$126,363	133.0%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	EPS	Change
Basic and diluted EPS for quarter ended December 31, 2020	$0.69
Change in operations (a)	1.32	191.3	pp(b)
Change in income attributable to participating securities(c)	0.03	4.3	pp
Change in other income (expense), net (a)	(0.05)	(7.2)	pp
Change in interest expense(a)	(0.04)	(5.8)	pp
Change in weighted average shares outstanding(d)	(0.40)	(58.0)	pp
Tax: Change in effective tax rate	(0.08)	(11.6)	pp
Change in noncontrolling interest	(0.03)	(4.3)	pp
Basic EPS for quarter ended December 31, 2021	1.44	108.7%
Conversion feature of Convertible Senior Notes	(0.04)	(5.8)	pp
Diluted EPS for quarter ended December 31, 2021	$1.40	102.9%

Change in basic and diluted EPS, year versus year	EPS	Change
Basic and diluted EPS for year ended December 31, 2020	$2.37
Change in operating income(a)	3.24	136.7	pp(b)
Change in income attributable to participating securities(c)	0.03	1.3	pp
Change in interest expense(a)	(0.08)	(3.4)	pp
Change in other income (expense), net(a)	(0.08)	(3.4)	pp
Change in weighted average shares outstanding(d)	(0.98)	(41.4)	pp
Tax: Change in effective tax rate	(0.10)	(4.2)	pp
Change in noncontrolling interest	(0.03)	(1.3)	pp
Basic EPS for year ended December 31, 2021	4.37	84.4%
Conversion feature of Convertible Senior Notes	(0.03)	(1.3)	pp
Diluted EPS for year ended December 31, 2021	$4.34	83.1%

(a) Items are net of tax based on the effective tax rate for the base year (2020).
(b) Percentage points ("pp")
(c) Income attributable to participating securities changes primarily due to the awarding and vesting of the employee RSUs that receive dividend equivalent payments.
(d) Weighted average shares outstanding change primarily due to our repurchases of Common Stock, the vesting of employee RSUs, our purchase of vested RSUs from employees to pay withholding taxes, and the granting of Common Stock to directors. Additionally, during 2021, the weighted average shares outstanding was impacted by the issuance of shares as part of the Merger consideration.

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Brown goods	$32,474	$35,346	$(2,872)	(8.1)%
White goods	19,769	15,951	3,818	23.9
Premium beverage alcohol	52,243	51,297	946	1.8
Industrial alcohol	15,732	16,650	(918)	(5.5)
Food grade alcohol	67,975	67,947	28	—
Fuel grade alcohol	4,054	1,660	2,394	144.2
Distillers feed and related co-products	5,885	6,220	(335)	(5.4)
Warehouse services	4,574	3,990	584	14.6
Total Distillery Products	$82,488	$79,817	$2,671	3.3%

	BRANDED SPIRITS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Ultra premium	$10,338	$723	$9,615	1,329.9%
Premium	6,971	91	6,880	7,560.4
Mid	16,996	—	16,996	N/A
Value	18,513	—	18,513	N/A
Other	8,191	14	8,177	58,407.1
Total Branded Spirits	$61,009	$828	$60,181	7,268.2%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2021	2020	$ Change	% Change
Specialty wheat starches	$12,707	$10,693	$2,014	18.8%
Specialty wheat proteins	8,186	6,588	1,598	24.4
Commodity wheat starches	2,442	2,383	59	2.5
Commodity wheat proteins	15	606	(591)	(97.5)
Total Ingredient Solutions	$23,350	$20,270	$3,080	15.2%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Brown goods	$162,074	$121,384	$40,690	33.5%
White goods	75,818	63,873	11,945	18.7
Premium beverage alcohol	237,892	185,257	52,635	28.4
Industrial alcohol	62,628	80,682	(18,054)	(22.4)
Food grade alcohol	300,520	265,939	34,581	13.0
Fuel grade alcohol	14,916	5,630	9,286	164.9
Distillers feed and related co-products	19,545	26,109	(6,564)	(25.1)
Warehouse services	17,523	15,631	1,892	12.1
Total Distillery Products	$352,504	$313,309	$39,195	12.5%

	BRANDED SPIRITS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Ultra premium	$34,030	$3,772	$30,258	802.2%
Premium	19,663	334	19,329	5,787.1
Mid	51,890	—	51,890	N/A
Value	58,514	—	58,514	N/A
Other	19,469	43	19,426	45,176.7
Total Branded Spirits	$183,566	$4,149	$179,417	4,324.3%

	INGREDIENT SOLUTIONS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Specialty wheat starches	$47,758	$41,631	$6,127	14.7%
Specialty wheat proteins	31,485	26,960	4,525	16.8
Commodity wheat starches	10,014	7,630	2,384	31.2
Commodity wheat proteins	1,393	1,842	(449)	(24.4)
Total Ingredient Solutions	$90,650	$78,063	$12,587	16.1%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Sales	$166,847	$100,915	$626,720	$395,521
Cost of sales	114,094	69,184	427,755	296,715
Gross profit	52,753	31,731	198,965	98,806

Advertising and promotion expense	6,210	878	16,098	2,712
Selling, general and administrative	17,552	15,310	72,829	41,853
Insurance Recoveries	(16,325)	—	(16,325)	—
Operating income	45,316	15,543	126,363	54,241

Interest expense, net	(1,329)	(566)	(4,037)	(2,267)
Other income (loss), net	(751)	275	(1,230)	627
Income before income taxes	43,236	15,252	121,096	52,601

Income tax expense	11,578	3,620	30,279	12,256
Net income	31,658	11,632	90,817	40,345

Net loss attributable to noncontrolling interest	211	—	490	—
Net income attributable to MGP Ingredients, Inc.	31,869	11,632	91,307	40,345

Income attributable to participating securities	(236)	(75)	(712)	(261)
Net income used in earnings per share calculation	$31,633	$11,557	$90,595	$40,084

Weighted average common shares
Basic	21,983,310	16,919,241	20,719,663	16,937,125
Diluted	23,011,154	16,919,241	20,982,453	16,937,125

Earnings per share
Basic	$1.44	$0.69	$4.37	$2.37
Diluted	$1.40	$0.69	$4.34	$2.37

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	December 31, 2021	December 31, 2020		December 31, 2021	December 31, 2020
ASSETS			LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets:			Current Liabilities:
Cash and cash equivalents	$21,568	$21,662	Current maturities of long-term debt	$3,227	$1,600
Receivables, net	92,537	56,966	Accounts payable	53,712	30,273
Inventory	245,944	141,011	Federal and state excise taxes payable	6,992	107
Prepaid expenses	1,510	2,644	Income taxes payable	—	704
Refundable income taxes	5,539	—	Accrued expenses and other	24,869	20,645
Total Current Assets	367,098	222,283	Total Current Liabilities	88,800	53,329

Property, plant, and equipment	428,249	313,730	Other liabilities:
Less accumulated depreciation and amortization	(220,963)	(181,738)	Long-term debt, less current maturities	35,266	38,271
Property, Plant, and Equipment, net	207,286	131,992	Convertible senior notes	194,906	—
Operating lease right-of-use assets, net	9,671	5,151	Long-term operating lease liabilities	6,997	3,057
Investment in joint ventures	4,944	—	Other noncurrent liabilities	5,132	7,094
Intangible assets, net	218,838	890	Deferred income taxes	66,101	2,298
Goodwill	226,294	2,738	Total Liabilities	397,202	104,049
Other assets	7,336	3,521	Total equity	644,265	262,526
TOTAL ASSETS	$1,041,467	$366,575	TOTAL LIABILITIES AND TOTAL EQUITY	$1,041,467	$366,575

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	December 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$90,817	$40,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,092	12,961
Gain on insurance recoveries	(16,325)	—
Share-based compensation	5,555	3,002
Equity Method investment loss	1,611	—
Deferred income taxes, including change in valuation allowance	6,772	593
Other, net	145	494
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(6,031)	(16,173)
Inventory	(14,214)	(3,886)
Prepaid expenses	2,586	(748)
Income taxes payable (refundable)	(6,242)	1,750
Accounts payable	5,301	1,817
Accrued expenses and other	738	11,537
Federal and state excise taxes payable	(1,467)	(34)
Other, net	(75)	1,597
Net cash provided by operating activities	88,263	53,255

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(47,389)	(19,701)
Purchase of business, net of cash acquired	(149,005)	(2,750)
Contributions to equity method investment	(1,470)	—
Proceeds from property insurance recoveries	16,325	—
Proceeds from sale of property and other	—	2,906
Other, net	(1,080)	(102)
Net cash used in investing activities	(182,619)	(19,647)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(10,017)	(8,188)
Purchase of treasury stock	(767)	(4,411)
Loan fees paid related to borrowings	(7,050)	(1,148)
Principal payments on long-term debt	(1,620)	(1,208)
Proceeds from credit agreement - revolver	242,300	54,700
Payments on credit agreement - revolver	(242,300)	(55,000)
Proceeds from Convertible Senior Notes	201,250	—
Payment on assumed debt as part of the Merger	(87,509)	—
Net cash provided by (used in) financing activities	94,287	(15,255)

Effect of exchange rate changes on cash and cash equivalents	(25)	—
Increase (decrease) in cash and cash equivalents	(94)	18,353
Cash and cash equivalents, beginning of period	21,662	3,309
Cash and cash equivalents, end of period	$21,568	$21,662

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)(in thousands)

	Quarter Ended December 31, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$52,753	$45,316	$43,236	$31,658	$31,633	$1.44	$1.40
Adjusted to remove:
Insurance recoveries(b)	—	(16,325)	(16,325)	(12,244)	(12,244)	(0.56)	(0.53)
Business acquisition costs(c)	—	5	5	5	5	—	—
Adjusted Non-GAAP results	$52,753	$28,996	$26,916	$19,419	$19,394	$0.88	$0.87

	Quarter Ended December 31, 2020
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	31,731	$15,543	$15,252	$11,632	$11,557	$0.69
Adjusted to remove:
CEO transition costs (d)	—	542	542	188	188	0.01
Business acquisition costs (c)	—	919	919	919	919	0.05
Adjusted Non-GAAP results	$31,731	$17,004	$16,713	$12,739	$12,664	$0.75

	Year Ended December 31, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$198,965	$126,363	$121,096	$90,817	$90,595	$4.37	$4.34
Adjusted to remove:
Insurance recoveries(b)	—	(16,325)	(16,325)	(12,244)	(12,244)	(0.59)	(0.58)
Inventory step-up - Branded Spirits (e)	2,529	2,529	2,529	2,529	2,510	0.12	0.12
Business acquisition costs(c)	—	8,927	8,927	7,529	7,467	0.36	0.36
Adjusted Non-GAAP results	$201,494	$121,494	$116,227	$88,631	$88,328	$4.26	$4.24

	Year Ended December 31, 2020
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$98,806	$54,241	$52,601	$40,345	$40,084	$2.37
Adjusted to remove:
CEO transition costs (d)	—	1,932	1,932	1,467	1,467	0.09
Business acquisition costs (c)	—	919	919	919	919	0.05
Adjusted Non-GAAP results	$98,806	$57,092	$55,452	$42,731	$42,470	$2.51

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES

(a)MGP Earnings has been defined as "Net income used in earnings per share calculation"

(b)The Insurance recovery costs are included in the Consolidated Statement of Income within the Insurance recoveries line item. During November 2020, we experienced a fire at the Atchison facility. The fire damaged certain equipment in the facility’s feed drying operations and caused a temporary loss of production time. This adjustment includes the legally binding commitment from our insurance carrier for final settlement for the replacement of the damaged dryer.

(c)The Business acquisition costs are included in the Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

(d)The CEO transition costs are included in the Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes additional employee related costs in connection with the transition of CEOs.

(e)The finished goods Inventory valuation step-up costs are included in the Consolidated Statement of Income within Cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the acquired finished goods inventory at its estimated fair value.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO Adjusted EBITDA
(UNAUDITED) (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income	$31,658	$11,632	$90,817	$40,345
Interest expense	1,329	566	4,037	2,267
Income tax expense	11,578	3,620	30,279	12,256
Depreciation and amortization	5,424	3,343	19,092	12,961
Equity method investment	872	—	1,611	—
Insurance recoveries	(16,325)	—	(16,325)	—
Inventory step-up - Branded Spirits	—	—	2,529	—
Business acquisition costs	5	919	8,927	919
CEO transition costs	—	542	—	1,932
Adjusted EBITDA	$34,541	$20,622	$140,967	$70,680

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment, insurance recoveries, inventory step-up, business acquisition costs and CEO transition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.

MGP INGREDIENTS, INC.
Purchase Accounting - Summary of Preliminary Fair Value Step Up
(UNAUDITED) (in thousands)

The Merger was accounted for as a business combination in accordance with Accounting Standard Codification 805 (“ASC 805”), Business Combinations, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets and contingent liabilities are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date. The table below reflects the summary for Finished Goods inventory, Whiskey inventory, Property, plant and equipment, and Distributor relationships preliminary purchase price accounting step up to fair value, the related amortization period and the Income Statement caption within which the adjustment is included.

				Income Statement Impact
	Step Up Value	Amortization Period	Income Statement Caption	Quarter Ended December 31, 2021	Year Ended December 31, 2021
Finished Goods Inventory	$2,529	3 months	Cost of sales	$—	$2,529
Whiskey Inventory	1,065	10 years	Cost of sales	27	81
Property, plant and equipment	7,340	various	Cost of sales	487	1,534
Definite-lived intangible asset - Distributor relationships	41,400	20 years	SG&A	516	1,552
Total Fair Value Step Up	$52,334			$1,030	$5,696